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Exhibit 10.2

                       FIRST AMENDMENT TO
                    MINERAL DEVELOPMENT, INC.
                        STOCK OPTION PLAN




     Pursuant to the Unanimous Consent of Directors in Lieu of Meeting of Mineral Development, Inc. dated as of the 10th day of April, 1996, the Mineral Development, Inc. Stock Option Plan dated August 29, 1994 (the "Plan") shall be amended to change Section 3 of the Plan, which Section 3, as amended, shall read in its entirety as follows:


     "Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 2,000,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan."


     IN WITNESS WHEREOF, this Amendment to the Mineral Development, Inc. Stock Option Plan has been executed as of, but not necessarily on, the 10th day of April, 1996, such Amendment to become effective as of the date hereof.


                              MINERAL DEVELOPMENT, INC.



                              By:  /s/ David N. Fitzgerald
                                   David N. Fitzgerald
                                   President